EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Gilat Satellite Networks Ltd. 2003 Stock Option Plan, of our report dated February 12, 2006, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer (A member of Ernst & Young Global)

Tel Aviv, Israel
March 23, 2006